UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 17, 2006

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard
Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 979-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 24, 2006, Ikanos Communications, Inc. (“Ikanos”) filed a Form 8-K, under Item 2.01, to report the completion of its purchase of certain assets from Analog Devices, Inc. (“ADI”). In response to parts (a) and (b) of Item 9.01 of such Form 8-K, Ikanos stated that it would file the required financial information by amendment, as permitted by Item 9.01(a)(4) and 9.01(b)(2) to Form 8-K. Ikanos hereby amends its Form 8-K filed on February 24, 2006 in order to provide the required financial information.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

1.             The audited consolidated balance sheets of the Broadband Products Product Line of ADI and subsidiaries as of October 29, 2005 and October 30, 2004 and the related consolidated statements of operations, statement of parent company investment and consolidated statements of cash flows for the years ended October 29, 2005, October 30, 2004 and November 1, 2003 and the notes to the consolidated financial statements together with the report of independent registered public accounting firm thereon of Ernst & Young LLP are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)           Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)           Exhibits

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
99.1

Audited financial statements of the Broadband Products Product Line of Analog Devices, Inc. and subsidiaries as of October 29, 2005 and October 30, 2004 and for the three years ended October 29, 2005, October 30, 2004 and November 1, 2003.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February  27, 2006

IKANOS COMMUNICATIONS, INC.

By:	/s/ Daniel K. Atler
Daniel K. Atler
Chief Financial Officer